SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Mark VII, Inc.
                (Name of Registrant as Specified In Its Charter)


     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:


                                    MARK VII





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 17, 1995

TO ALL SHAREHOLDERS:

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mark VII, Inc., a Missouri corporation, will be held on the 17th day of May, 1995, at 10:00 a.m., Central Daylight Savings Time, at the Kansas City Airport Embassy Suites, 7640 N.W. Tiffany Springs Parkway, Kansas City, Missouri, for the following purposes:

     (1) To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

     (2) To approve the adoption of the Mark VII, Inc. 1995 Omnibus Stock Incentive Plan and the reservation of 600,000 shares of common stock for issuance thereunder; and

     (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

 The Board of Directors has fixed the close of business on April 3, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                          BY ORDER OF THE BOARD OF DIRECTORS





                          /s/ James T. Graves
                          James T. Graves
                          Secretary

Dated: April 21, 1995.



                 IMPORTANT-YOUR PROXY IS ENCLOSED

 You are urged to sign, date and mail your proxy even though you may plan to attend the meeting. No postage is required if mailed in the United States. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the meeting, which will prevent costly follow-up and delays.







                                    MARK VII




                   10100 N.W. Executive Hills Blvd., Suite 200
                          Kansas City, Missouri  64153
                             ______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 1995
                             ______________________

                                 PROXY STATEMENT

 The accompanying proxy is solicited by the Board of Directors of Mark VII, Inc. (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 17, 1995, at 10:00 a.m., Central Daylight Savings Time, at the Kansas City Airport Embassy Suites, 7640 N.W. Tiffany Springs Parkway, Kansas City, Missouri, or any adjournments or postponements thereof. Shares represented by duly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If a shareholder specifies a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted in accordance with such directions. If no choice is specified, shares will be voted "FOR" the nominees listed on the proxy and in this Proxy Statement and "FOR" approval of the adoption of the Mark VII, Inc. 1995 Omnibus Stock Incentive Plan (the "1995 Plan") and the reservation of 600,000 shares of common stock for issuance thereunder. Any person giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to its use or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of proxy).

 The Company will bear all of the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone or telegraph by officers or representatives of the Company, and the Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy are being mailed or given to shareholders on or about April 21, 1995.

 Only shareholders of record at the close of business on April 3, 1995 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 4,823,936 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote on each matter brought to a vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum has been reached. The affirmative vote of the holders of at least a majority of the shares of common stock represented in person or by properly executed proxy and entitled to vote at the Annual Meeting is required (i) to approve the 1995 Plan and (ii) for election of each nominee for director. A vote withheld from a particular nominee will have the same effect as a vote against such nominee. The Company has been advised by the National Association of Securities Dealers, Inc. (the "NASD") that the election of directors is considered a "routine" item upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within ten days of the date these proxy materials are sent to such customers. Abstentions will be considered in determining the number of votes required to approve the 1995 Plan. Consequently, an abstention cast as to this proposal will have the same effect as voting against it. Broker non-votes will not be considered in determining the number of votes required to approve the 1995 Plan. Each of the directors and executive officers of the Company (who in the aggregate beneficially own, as of the Record Date, approximately 39% of the outstanding common stock) has indicated that he intends to vote "FOR" the 1995 Plan.

 Management does not know of any matters, other than those referred to in the accompanying Notice of Annual Meeting, which are to come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the accompanying form of proxy, or their substitutes, will vote in accordance with their judgment of the best interests of the Company on such matters.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth with respect to the common stock as of April 10, 1995 (unless otherwise indicated): (i) the only persons known to be beneficial owners of more than five percent of the common stock; (ii) shares beneficially owned by all directors; (iii) shares beneficially owned by the persons named in the Summary Compensation Table; and (iv) shares beneficially owned by all directors and executive officers as a group. Beneficial ownership is direct, and the holders have sole investment power and sole voting power, unless otherwise indicated.

                                          Number of
                                          Shares and
                                          Nature of
                                          Beneficial        Percent
Name and Address of Beneficial Owners     Ownership         of Class
Roger M. Crouch
  10100 N.W. Executive Hills
  Boulevard, Suite 200
  Kansas City, Missouri  64153         1,317,613  (1)        27.0%
R.C. Matney
  201 South Emerson Avenue, Suite 130
  Greenwood, Indiana 46143               428,690  (2)         8.8%
RCM Capital Management
RCM Limited L.P.
RCM General Corporation
  Four Embarcadero Center, Suite 2900
  San Francisco, California  94111       406,000  (3)         8.4%
Wellington Management Company
  75 State Street
  Boston, Massachusetts 02109            346,300  (4)         7.2%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401         254,900  (5)         5.3%
J. Michael Head                           69,718  (6)         1.4%
James T. Graves                           65,300  (7)         1.3%
David H. Wedaman                          42,871  (8)          .9%
Douglass Wm. List                         12,500  (9)          .3%
Robert E. Liss                             7,786 (10)          .2%
William E. Greenwood                       5,000 (11)          .1%
Dr. Jay U. Sterling                        5,000 (11)          .1%
Michael J. Musacchio                       4,867 (12)          .1%
All Executive Officers and Directors
  as a Group (11 persons)              1,991,928 (13)        39.0%

______________________

(1) Includes 962,869 shares owned directly; 130,000 shares owned by the Sugar Lakes Foundation, of which Mr. Crouch is one of three trustees; 100,000 shares owned by the Catherine Fenner Crouch Charitable Remainder Unitrust I, of which Mr. Crouch is sole trustee; 76,744 shares owned by the Rosalie Crouch Trust, of which Mr. Crouch is sole trustee and shares voting power with his wife; and 48,000 shares issuable pursuant to non-qualified stock options granted under the Company's 1992 Non-Qualified Stock Option Plan (the "NQSO Plan"). Mr. Crouch has shared voting and investment power with respect to the shares beneficially owned by the Sugar Lakes Foundation and has shared voting and sole investment power with respect to 76,744 shares owned by the Rosalie Crouch Trust.

     Mr. Crouch has an obligation to sell 55,106 shares of common stock to Mr. Thomas F. Laughlin, Vice President, Chief Financial Officer and Treasurer of MNX Carriers, Inc. ("Carriers"), a wholly owned subsidiary of the Company, at a price per share of $5.15, pursuant to a Stock Purchase Agreement, effective June 1, 1985. Under the terms of the Stock Purchase Agreement, Mr. Crouch is obligated to sell the above shares to Mr. Laughlin at any time on or before June 1, 1995, on 30 days written notice from Mr. Laughlin.

(2) Includes 335,430 shares owned indirectly through Mr. Matney's living trust, 45,260 shares owned indirectly through Mr. Matney's individual retirement account and 48,000 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan.

(3) RCM Capital Management ("RCM Capital") is a registered investment advisor, RCM Limited L.P. ("RCM Limited") is the general partner of RCM Capital and RCM General Corporation ("RCM General") is the general partner of RCM Limited. RCM Limited and RCM General are deemed to have beneficial ownership of securities managed by RCM Capital. As of December 31, 1994, RCM Capital, RCM Limited and RCM General have sole voting power with regard to 356,000 shares and sole investment power with regard to 406,000 shares. The information as to the beneficial ownership of RCM Capital, RCM Limited and RCM General was obtained from the Schedule 13G filed by them.

(4) Wellington Management Company ("Wellington"), a registered investment advisor, is deemed to have beneficial ownership of 346,300 shares as of December 31, 1994, which are owned by numerous investment advisory clients. Wellington has shared voting power with regard to 198,300 shares and shared investment power with regard to 346,300 shares. The information as to the beneficial ownership of Wellington was obtained from the Schedule 13G filed by that company.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 254,900 shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The information as to the beneficial ownership of Dimensional was obtained from the Schedule 13G filed by that company.

(6) Includes 4,468 shares owned directly, 14,392 shares issuable pursuant to incentive stock options granted under the Company's 1986 Incentive Stock Option Plan (the "ISO Plan"), and 50,858 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan.

     Mr. Head has an obligation to sell 4,468 shares of common stock to Mr. Laughlin at a price per share of $5.15, pursuant to a Stock Purchase Agreement, effective June 1, 1985. Under the terms of the Stock Purchase Agreement, Mr. Head is obligated to sell the above shares to Mr. Laughlin at any time on or before June 1, 1995, on 30 days written notice from Mr. Laughlin.

(7) Includes 5,300 shares held in Mr. Graves' individual retirement account and 60,000 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan.

(8) Includes 8,500 shares held directly by Mr. Wedaman, 33,000 shares issuable pursuant to incentive stock options granted under the ISO Plan and 1,371 shares allocated to the Mark VII, Inc. Savings and Investment Plan (the "SIP Plan") account of Mr. Wedaman. Mr. Wedaman has sole investment power and shared voting power with respect to the shares allocated to his SIP Plan account.

(9) Includes 400 shares owned directly, 6,100 shares owned indirectly through Mr. List's individual retirement account and 6,000 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan.

(10) Includes 6,650 shares owned directly and 1,136 shares owned indirectly through Mr. Liss's wife's individual retirement account.

(11) Includes 5,000 shares issuable pursuant to non-qualified stock options granted to each of Mr. Greenwood and Dr. Sterling under the NQSO Plan.

(12) Includes 1,000 shares owned directly and 3,867 shares owned jointly with Mr. Musacchio's wife.

(13) Includes 51,392 shares issuable pursuant to incentive stock options granted under the ISO Plan and 222,858 shares issuable pursuant to non-qualified stock options granted under the NQSO Plan.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

  The shares represented by the enclosed proxy will be voted, unless otherwise indicated, for the election of the eight nominees for director named below. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate substitute nominees, in which event such shares will be voted for such substitute nominees.

     Management recommends a vote for the election of the eight nominees for director named below.

                         Director     Principal Occupation for
Director                  Since   Age Last Five Years and Directorships

R. C. Matney              1989    57  Chairman of the Board of the Company since
                                      February 1992 and President and Chief
                                      Executive Officer of the Company since
                                      July 1994.  From May 1991 until February
                                      1992, Mr. Matney was President of the
                                      Company. Since July 1987, Mr. Matney has also been Chairman of the Board of Mark
                                      VII Transportation Company, Inc. ("Mark
                                      VII"), the Company's principal operating subsidiary. From July 1987 to February
                                      1993, he was also President of Mark VII.

J. Michael Head           1986    41  Executive Vice President, Chief Financial
                                      Officer and Treasurer of the Company since
                                      July 1994.  President of the Company from
                                      February 1992 to July 1994 and Chief
                                      Executive Officer of the Company from
                                      November 1988 to July 1994. From May 1991 to February 1992, Mr. Head served as Vice
                                      Chairman of the Board of the Company.  Mr.
                                      Head was President of the Company from
                                      October 1984 to May 1991.

James T. Graves           1987    60  Secretary of the Company since May 1992,
                                      General Counsel of the Company since March
                                      1993 and Vice Chairman since May 1993.
                                      President of Missouri-Nebraska Express,
                                      Inc. ("Mo-Neb"), a subsidiary of Carriers, from September 1991 to May 1993. From
                                      July 1981 until September 1991, Mr. Graves was a partner in the law firm of Clark, Mize and Linville in Salina, Kansas.

David H. Wedaman          1994    37  Executive Vice President of the Company
                                      since May 1991 and Chief Operating Officer of the Company since September 1994.
                                      President of Mark VII since February 1993.
                                      From March 1991 to February 1993, he was
                                      Executive Vice President of Mark VII.  Mr.
                                      Wedaman joined Mark VII as Vice President in February 1989.

Roger M. Crouch           1976    57  Mr. Crouch is under contract with the
                                      Company but is currently unassigned. He was Vice Chairman of the Board of the Company from February 1992 to September
                                      1994.  Mr. Crouch was Chairman of the
                                      Board of the Company from October 1984 to February 1992.

Douglass Wm. List(1)(2)   1993    39  Since January 1988, Mr. List has been
                                      President of List & Company, Inc., a
                                      management consulting firm in Baltimore,
                                      Maryland.  Mr. List has also been
                                      President, since 1992, of Railway
                                      Engineering Associates, a firm involved in developing railroad technology. From 1988 to 1992, he was Vice President and General
                                      Manager of Railway Engineering Associates.
                                      Mr. List is a director of Harmon
                                      Industries, Inc., a publicly held company headquartered in Blue Springs, Missouri.
                                      Harmon Industries, Inc. is a supplier of communication and safety-related equipment for railroads worldwide.

William E. Greenwood(2)   1994    56  Mr. Greenwood is currently a self-employed
                                      consultant.  He served with the Burlington
                                      Northern Railroad Company, the largest
                                      railroad in the United States and the
                                      principal subsidiary of Burlington
                                      Northern Inc., a publicly held company
                                      headquartered in Fort Worth, Texas, in
                                      various capacities from 1963 to 1994,
                                      serving as Chief Operating Officer from
                                      1990 to 1994. Mr. Greenwood is a director of Transcisco Industries, Inc., a publicly held company headquartered in San
                                      Francisco, California.  Transcisco
                                      Industries, Inc. is a railcar and
                                      industrial services company operating in domestic railcar maintenance and repair, railcar leasing and management and international railcar leasing.

Dr. Jay U. Sterling(1)(2) 1995    61  Dr. Sterling has been an Associate
                                      Professor of Marketing at the University
                                      of Alabama, Tuscaloosa since 1984.  Dr.
                                      Sterling has a Doctor of Philosophy
                                      ("Ph.D.") degree in marketing and
                                      logistics from Michigan State University.
                                      In addition to his teaching
                                      responsibilities, he has performed
                                      research and written extensively in the
                                      areas of transportation, distribution and
                                      logistics management and has also
                                      consulted extensively in the areas of
                                      transportation and logistics management.
                                      Prior to obtaining his Ph.D., Dr. Sterling
                                      spent 25 years in industry with Whirlpool
                                      Corporation and The Limited in various
                                      logistics related positions.
__________________________

(1)  Member of the Audit Committee.
(2)  Member of the Compensation/Stock Option Committee.


The Board of Directors and Board Committees

  The Board of Directors held 17 meetings and acted by unanimous written consent on 24 separate occasions during 1994.

  The functions of the Audit Committee are to review significant financial information of the Company, ascertain the existence of an effective accounting and internal control system, oversee the audit function and recommend the appointment of independent auditors for the Company. The Audit Committee held two meetings in 1994. A representative of the Company's independent auditors was present at those meetings, as well as at three of the four regular Board meetings.

  The Compensation Committee reviews salaries and bonuses of executive officers and administers employee bonus plans and other Company compensation programs. The Compensation Committee held one meeting in 1994.

  The functions performed by the Stock Option Committee are the administration and the granting of stock options under the ISO Plan and the NQSO Plan. The Stock Option Committee held no meetings and acted by unanimous written consent on two occasions in 1994.

  Effective February 22, 1995, the functions of the Compensation and Stock Option Committees were combined in one committee. If Proposal No. 2 is approved by shareholders, this committee will administer the 1995 Plan. See "Proposal No. 2 -- A Proposal to Approve the 1995 Omnibus Stock Incentive Plan -- Administration."

  The Company does not have a standing nominating committee.

  All directors attended at least 75% of the total number of meetings held in 1994 of the Board and committees on which they served, with the exception of Mr. Wedaman who attended one of the three meetings of the Board held after he became a member of the Board.

Directors' Fees and Related Information

  Until October 26, 1994, each non-employee director was paid an annual director's fee of $2,500 and $1,000 for each meeting of the Board or its committees which he attended. Effective October 26, 1994, the annual fees were increased to $15,000 and meeting fees were eliminated. Each non-employee director also receives an automatic grant of options to purchase shares of common stock under the NQSO Plan. Effective with meetings of the Board of Directors on or after May 17, 1995, a revised compensation plan for non-employee directors has been adopted. Fees will be as follows: (i) $500 per month retainer, with an additional $250 per month for the chairman of each of the Compensation and Audit Committees, (ii) meeting fees of $1,500, $750 and $500 for each Board, committee and telephonic Board meeting attended, respectively,
(iii) an annual grant of options to purchase 2,000 shares of common stock pursuant to the 1995 Plan, which options are immediately exercisable and expire three years from the date of grant, (iv) grants of 75 shares of common stock each quarter pursuant to the 1995 Plan and (v) standard per diem rate of $1,500 per day spent on Company affairs which are outside of normal director duties. The fees described in (iii) and (iv) above are subject to shareholder approval of the 1995 Plan. See "Proposal No. 2 -- A Proposal to Approve the 1995 Omnibus Stock Incentive Plan -- Non-Employee Director Options" and "-- Non-Employee Director Stock Awards."

  On February 3, 1994, May 11, 1994, October 26, 1994 and February 22, 1995,  H.
B. Oppenheimer, Mr. List, Mr. Greenwood and Dr. Sterling received options to purchase 1,000 shares, 1,000 shares, 5,000 shares and 5,000 shares, respectively, of common stock at exercise prices per share of $13 7/8, $12, $10 3/4 and $13 3/4, respectively, pursuant to the NQSO Plan.

  H. B. Oppenheimer, a former director who resigned February 22, 1995, waived the receipt of the annual and per meeting director's fees but billed the Company for financial consulting services performed by H. B. Oppenheimer & Company Incorporated, an investment banking firm of which Mr. Oppenheimer is President and Chief Executive Officer ("HBOC"). In connection with the sale of substantially all of the assets of the Company's truckload subsidiaries to Swift Transportation Co., Inc. (the "Asset Sale") and the previously planned spin-off of the Company's truckload operations (the "Distribution") and the related refinancing of the Company's lines of credit and equipment leases and loans, HBOC received fees of $712,392 in 1994 and $281,806 in 1995.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

 NAME                  AGE          POSITION

R. C. Matney           57          Chairman of the Board, President and
                                   Chief Executive Officer

James T. Graves        60          Vice Chairman of the Board, General
                                   Counsel and Secretary

J. Michael Head        41          Executive Vice President, Chief
                                   Financial Officer and Treasurer

David H. Wedaman       37          Executive Vice President, Chief
                                   Operating Officer; and President of Mark VII

Janet K. Pullen        40          Vice President of Finance, Assistant
                                   Treasurer and Assistant Secretary since July
                                   1994, Vice President/Chief Financial Officer from November 1988 to July 1994 and Treasurer from May 1992 to July 1994; from June 1985 until May 1992, she was also Secretary

Robert E. Liss         43          Executive Vice President/Special
                                   Services Division of Mark VII since May 1993;
                                   from December 1992 to May 1993, he was Vice
                                   President of Mark VII; from January 1989 to
                                   December 1992, he was Vice President-
                                   Intermodal with C. H. Robinson Company, a third party agent specializing in freight and produce brokerage

Michael J. Musacchio   43          Executive Vice President/Logistics
                                   Services Division of Mark VII since May 1993;
                                   from December 1992 to May 1993, he was Vice
                                   President of Mark VII; from August 1992 to
                                   December 1992, he was an agent with Mark VII;
                                   from December 1988 to July 1992, he was Vice
                                   President of Transportation with C. H.
                                   Robinson Company

  Executive officers will be elected annually by the Board of Directors and will serve until their successors are elected or until resignation or removal. There are no family relationships among any of the directors or executive officers.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASD. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were met, except for the Form 4 for Mr. Liss for November 1994 which was filed March 3, 1995, and the Form 4 for Mr. Wedaman for December 1994 which was filed March 17, 1995, each of which reported one transaction.


                             EXECUTIVE COMPENSATION

  The following table summarizes, for each of the three fiscal years in the period ended December 31, 1994, the compensation awarded, paid to or earned by
(i) each person who served as the Chief Executive Officer (the "CEO") of the Company during 1994, (ii) each of the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who served as an executive officer of the Company or its subsidiaries as of December 31, 1994 and (iii) one additional individual for whom disclosure would have been required under (ii) above except he was not serving as an executive officer as of December 31, 1994 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
                                                                       Long-Term
                                                                      Compensation
                                                                      ------------
                                                                        Securities
                                            Annual Compensation         Underlying
                                           ---------------------         Options/           All Other
Name and Principal Position        Year     Salary        Bonus          SAR's(#)        Compensation(2)
- - ---------------------------        ----    ---------    --------       ------------      ---------------
R.C. Matney, Chairman of           1994    $ 204,636    $115,693         250,000          $       -
  the Board, President and         1993      175,000           -               -                  -
  Chief Executive Officer          1992      175,000           -          60,000                100

Robert E. Liss, Executive Vice     1994      125,000     145,452               -                  -
  President, Special Services      1993      125,143       4,000               -                  -
  Division of Mark VII             1992            -           -               -                  -

David H. Wedaman, Executive        1994      135,111      96,250 (1)       7,500                  -
  Vice President, Chief Operating  1993      119,820      60,000 (1)           -                  -
  Officer and Director;            1992      105,040      55,656 (1)           -                100
  President, Mark VII

Michael J. Musacchio, Executive    1994      120,142      51,686               -                  -
  Vice President, Logistics        1993      120,142      50,000               -                  -
  Services Division of Mark VII    1992            -           -               -                  -

James T. Graves, Vice Chairman     1994      175,000           -               -                360
  of the Board, Secretary,         1993      181,233           -               -                562
  General Counsel and Director     1992      170,921           -          60,000              4,355

Roger M. Crouch, Director and      1994      225,000           -               -                288
  former Vice Chairman of the      1993      233,014           -               -                288
  Board                            1992      208,126           -          60,000            212,001

J. Michael Head, Executive         1994      174,272           -          10,000                700
  Vice President, Chief            1993      181,233           -               -                902
  Financial Officer, Treasurer     1992      171,521           -          60,000              1,916
  and Director; former President
  and Chief Executive Officer
____________

(1) Includes performance bonuses of $43,750, $60,000 and $48,000 and cash payments pursuant to stock appreciation rights ("SAR's") of $52,500, $0 and $7,656 in 1994, 1993 and 1992, respectively.

(2) Includes a Company matching contribution of $100 in 1992 to the SIP Plan (a defined contribution plan) for each of the Named Executive Officers and Company-paid premiums for an executive long-term disability policy for Messrs. Head, Crouch and Graves of $1,816, $1,901 and $4,255, respectively. In addition, Mr. Crouch received a payment of $210,000 in 1992 for entering into a non-compete agreement with the Company. Amounts in 1993 and 1994 represent Company matching contributions to the SIP Plan.

  The following two tables present information for the last completed fiscal year relating to (i) grants to and exercises by the Named Executive Officers of stock options granted pursuant to the NQSO Plan and the ISO Plan and (ii) holdings at December 31, 1994 by the Named Executive Officers of unexercised options granted pursuant to the NQSO Plan and the ISO Plan, and stock appreciation rights ("SAR's") granted pursuant to the Company's Stock Appreciation Rights Program.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
                       Individual Grants
                   ---------------------------                               Potential Realizable Value
                   Number of     % of Total                                  at Assumed Annual Rates
                   Securities   Options/SAR's                               of Stock Price Appreciation
                   Underlying    Granted to     Exercise or                     for Option Term (4)
                  Options/SAR's  Employees in    Base Price  Expiration   -----------------------------
     Name          Granted (#)   Fiscal Year     ($/Share       Date          5% ($)         10% ($)
- - ----------------   -----------  --------------   -----------  ----------  ------------    -----------
R. C. Matney       250,000 (1)       81%         $ 14.00        (1)         $2,098,565     $5,363,476
David H. Wedaman     7,500 (2)        2%           11.25      12/30/04          53,063        134,472
J. Michael Head     10,000 (3)        3%           14.00      07/01/99          38,679         85,471

(1) Represents options to purchase 214,290 shares and 35,710 shares granted pursuant to the NQSO Plan and the ISO Plan, respectively. These options become exercisable ratably over eight years beginning July 1, 1995 and, if unexercised, expire five years after becoming exercisable. The NQSO Plan and the ISO Plan each provide that all of these options become exercisable in the event of a change in control, as defined in the respective plans.

(2) Represents options to purchase 7,500 shares granted pursuant to the ISO Plan. These options become exercisable ratably over five years beginning December 30, 1995.

(3) Represents options to purchase 7,142 shares and 2,858 shares granted pursuant to the ISO Plan and the NQSO Plan, respectively. These options were immediately exercisable.

(4) The values presented in these two columns are required disclosures under federal securities laws based on assumed stock price appreciation rates. THESE ASSUMED APPRECIATION RATES ARE NOT DERIVED FROM THE HISTORIC OR PROJECTED PRICES OF THE COMPANY'S COMMON STOCK OR RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND THEY SHOULD NOT BE VIEWED AS A PREDICTION OF POSSIBLE PRICES FOR THE COMPANY'S COMMON STOCK IN THE FUTURE.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAREND OPTION/SAR VALUES
                                                  Number of Securities         Value of Unexercised
                                                 Underlying Unexercised           In-the Money
                                                    Options/SAR's at              Options/SAR's at
                     Shares                          Fiscal Yearend                Fiscal Yearend (1)
                   Acquired On      Value     ----------------------------  --------------------------
      Name         Exercise(#)    Realized    Exercisable    Unexercisable  Exercisable  Unexercisable
- - -------------      ------------   --------    -----------    -------------  -----------  -------------
R.C. Matney            -          $  -           42,000         18,000       $126,000     $ 54,000
                       -             -                -        250,000              -            - (2)
David H. Wedaman       -             -           26,401          6,599        184,807       46,193
                       -             -                -          7,500              -            - (2)
                       -             -                -          7,000              -            - (2)
James T. Graves        -             -           60,000              -        180,000            -
Roger M. Crouch        -             -           42,000         18,000        126,000       54,000
J. Michael Head        -             -           42,000         18,000        126,000       54,000
                       -             -           10,000              -              - (2)        -
                       -             -            7,250              -         23,563            -

(1)  Based on the yearend market price of $11.25.

(2) The exercise price of these options was greater than or equal to the yearend market price.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

  Each of the Named Executive Officers has an employment contract with the Company which could result in payments in excess of $100,000. A summary of the base salary and terms provided in the employment contracts follows:

        Name             Base Salary         Expiration of Contract

R.C. Matney              $ 235,000            April 1, 2002
Robert E. Liss             125,000            30 days' notice
David H. Wedaman           175,000            January 1, 1997
Michael J. Musacchio       125,000            30 days' notice
James T. Graves            175,000            July 31, 1997
Roger M. Crouch            225,000            December 23, 2002
J. Michael Head            175,000            September 30, 1996

  Each of the contracts provides for payment of the contracted base salary and benefits after termination as follows:

     Event of Termination              Pay Subsequent to Termination

     Death or Disability               One year
     Termination by Company, except
      for cause                        Remainder of contract term (or one year
                                       if no specified term)

Under each of the contracts, except Mr. Crouch's, the Company's obligation is reduced following an event of termination if the terminated executive becomes employed during the payment period. Mr. Head's contract also provides for payment of base salary and benefits for the greater of the remainder of the contract term or one year after resignation, unless terminated for cause. Mr. Wedaman may be terminated by the Company for failure to achieve 50% of planned operating income in his business unit, in which case he will receive his base salary and benefits for only one year following the date of termination. Each of Messrs. Liss and Musacchio may be terminated by the Company with no further payments for failure to achieve pretax profit (as defined in their respective agreements) of $250,000 in his business unit for any year. If either of Messrs. Liss or Musacchio is terminated following a year in which $250,000 of pretax profit was achieved, he will receive the greater of (i) three times his prior year's compensation or (ii) $1.4 million for Mr. Liss or $1 million (or $1.4 million if pretax profit exceeded $2 million) for Mr. Musacchio. In the event either of these two contracts is terminated because pretax profit of $250,000 was not attained but the respective business unit was profitable, the Company may extend for up to three years the confidentiality, non-compete and prohibition against solicitation of employees provisions of the respective agreements by continuing to pay the base salary and making advance annual payments of $300,000 for the first year, $300,000 for the second year and $50,000 for the third year to Mr. Liss and $250,000 for the first year, $200,000 for the second year and $200,000 for the third year to Mr. Musacchio.

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1994, Messrs. Head, Oppenheimer and List served on the Company's Compensation Committee. Mr. Head is Executive Vice President and Chief Financial Officer of the Company (and was President and Chief Executive Officer of the Company until July 1994). Mr. Oppenheimer is President and Chief Executive Officer of HBOC which received fees from the Company totaling $994,000 for consulting services performed in 1994, primarily for consulting services rendered in connection with the previously proposed Distribution and the Asset Sale.


                       BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

  The Compensation Committee of the Company (the "Committee") during 1994 consisted of Messrs. Head, Oppenheimer and List. The Committee met two times during December 1993 to review compensation arrangements and long term employment agreements for the executive officers of the Company and its subsidiaries, conditioned on the completion of the proposed Distribution. The Committee also met one time in July 1994 to revise compensation arrangements to give effect to the Asset Sale.

  The Committee has not yet adopted a policy with respect to the $1,000,000 limitation of deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, since current compensation levels fall well below that amount. The Committee does not expect that the compensation of its executives will reach that threshold in the foreseeable future.

  There are three major elements of the Company's executive compensation program: base salary, annual bonus and stock options/SAR's. The objective of these three elements is to provide the compensation necessary to attract, motivate and retain dedicated and talented executives, to encourage an atmosphere of teamwork to achieve the Company's objectives and to provide a link between the success of the Company's executives and its shareholders.

  The Committee considered several factors in determining the amounts of compensation paid to each of the executive officers as set forth in each of their respective employment agreements, including: (i) compensation of executives employed by certain competitors of the Company that are part of the Nasdaq Trucking and Transportation Stocks Index (the "NASDAQ Industry Index") as set forth on the performance graph below; (ii) compensation of executives in other selected companies comparable in size and type of operations to the Company; (iii) experience and performance history with the Company and with previous employers and suitability for present assignment; (iv) past compensation arrangements with the Company (salary history); (v) retention of key executives of the Company; and (vi) relationship of corporate performance to increased compensation.

  Approximately equal weight was placed on each of the factors considered by the Committee. Those competitors which were compared to the Company by the Committee with respect to compensation arrangements include eleven truckload companies and five transportation services firms: Werner Enterprises, Inc., JB Hunt Transport Services, Inc., Heartland Express, Inc., Swift Transportation Co., Inc., Landstar Systems, Inc., M.S. Carriers, Inc., Frozen Food Express Industries, Inc., Builders Transport, Inc., KLLM Transportation Services, Inc., Marten Transport Ltd., Cannon Express, Inc., Fritz Companies, Inc., Air Express International Corporation, the Harper Group, Expeditors International of Washington, Inc., and Intertrans Corporation. These other companies selected for comparison to the Company were chosen on the basis of their similarity in size to the Company, as measured by revenues, and because these companies are those most frequently compared to the Company by the two market makers in the Company's securities, Alex. Brown & Sons, Inc. and Morgan Keegan & Company, Inc. The Committee considered each item of compensation (base salary, bonus and stock options/SAR's) awarded to the Company's executive officers against comparable items as paid by the Company's competitors to their executives.

  The Committee also measured corporate performance, based on the Company's profitability and stock performance relative to the Company's peers, including those peers listed above and in the Nasdaq Industry Index. The stock price performance of the Company and its peer group was measured by comparing the Company's cumulative total shareholder return (as defined below) to the cumulative total shareholder return of the Nasdaq Industry Index and the companies listed above. The two market makers in the Company's securities listed above have, in the past, examined the performance of these companies when analyzing the Company's stock performance.

Base Salary

  Based on the performance of the Company's stock against its peers in the Nasdaq Industry Index, the determination that the executive officers' contractual base salaries were approximately in the median of the range paid by comparable companies (other than Mr. Wedaman, whose base salary prior to the adjustments described below was at the low end of that range), and the recommendations of the management team itself, no adjustments were made to the executive officers' previous compensation arrangements. However, Mr. Wedaman's base salary was increased from $120,000 to $150,000 on July 1, 1994 and to $175,000 on January 1, 1995, as a result of the profitability of his business unit, which includes Mark VII, excluding the logistics, special services and risk management services divisions. The Company has historically adjusted salary levels annually.

Annual Bonus

  The employment agreement of each of the executive officers, other than Mr. Wedaman, gives each of them the right to participate equally in any senior executive management bonus program established by the Company. The Committee has the discretion to establish this bonus program and to set the goals in such program. Mr. Wedaman's bonus program is set forth in his employment contract. The bonus, if any, paid by the Company to its executive officers, other than Mr. Wedaman, is customarily based on achievement of corporate performance objectives. This is because the Committee believes that the executives must work as a team and that the relationship between the efforts of any one individual and the Company's performance is difficult to quantify; as a result, the bonuses of the executives tend to track with the performance of the Company. Historically, the annual bonuses to the executive officers have been based on attainment of certain earnings per share and return on asset goals. Because of the significant corporate restructuring, the Committee decided not to establish a bonus program for the executive officers of the Company, other than Messrs. Matney (see "CEO Compensation") and Wedaman, in 1994. For this reason, no bonuses were paid to Messrs. Head, Crouch or Graves for 1994.

  Mr. Wedaman's bonus program, as provided for in his employment contract, is based upon the pretax profit (computed on the basis of generally accepted accounting principles consistently applied) earned by his business unit as compared to the annual budget of that unit. Mr. Wedaman's bonus is payable in increments of 10% of his base salary, from 40% of his base salary if the pretax profit of his business unit meets what was budgeted, to 100% of his base salary if the pretax profit of his business unit is 200% or more of that budgeted. No bonus is payable if the pretax profit of his business unit is less than 100% of that budgeted, unless the budget for 1992 of $3.9 million is achieved, in which case his bonus is 25% of base salary. As reported in the Summary Compensation Table, a bonus of 25% of his January 1, 1995 level of base salary was paid to Mr. Wedaman based on exceeding the 1992 budget for his business unit in 1994.

  Bonus programs for key employees, as provided for in their employment contracts, are based on the profitability of their respective business units. Each of Messrs. Liss's and Musacchio's agreements provide for a bonus of 25% of pretax profit (computed on the basis of generally accepted accounting principles consistently applied and defined in the respective agreements) earned by his business unit, reduced to 15% in certain circumstances.

Stock Options/SAR's

  Based on the factors set forth above, no stock options or SAR's were granted in 1994 to the executive officers other than the persons who served as CEO (see "CEO Compensation") and Mr. Wedaman. Mr. Wedaman was granted options to purchase 7,500 shares of the Company's common stock pursuant to the ISO Plan at an exercise price equal to $11.25, the last sale price on December 30, 1994. These options vest over five years and expire five years from the date of vesting. In 1990, Mr. Wedaman was granted stock appreciation rights with respect to 7,000 shares of the Company's common stock. The stock appreciation rights provide for cash payments to holders of the rights for increases in the market prices of the Company's common stock as of April 1 of each year. The adjusted base price as of April 1, 1994 was $14.75 per share, resulting in payment of $52,500 to Mr. Wedaman under this program in 1994. The base price is adjusted each April 1 if the market closing price on that date is greater than the previous base price.

CEO Compensation

  The compensation of the CEO is reviewed by the Committee each year against compensation paid to executives holding comparable positions of responsibility at transportation services companies of similar size and type of operations.
The Committee considers the same factors when determining CEO compensation as it does when it sets compensation of other executive officers.

  In setting Mr. Matney's compensation, the Committee reviewed the change in fair market value of the Company since the acquisition of Mark VII, the Company's principal operating subsidiary, from Mr. Matney in 1989. During that time, the value of the transportation services business has increased substantially while the value of the truckload business declined substantially. The Committee estimated that if the truckload business had maintained its market value during this period (during which time its peer group increased in value by approximately 150%), Mr. Matney's holdings in the Company, including options, would have increased in value by an additional 5% of the estimated market value of the post-Distribution Company. While no retroactive compensation was recommended by the Committee, this 5% benchmark was a consideration in establishing Mr. Matney's initial post-Distribution (and consequently post-Asset
Sale) compensation package.

  Effective July 1, 1994, Mr. Matney became President and CEO and Mr. Head, former CEO, assumed the positions of Executive Vice President, Chief Financial Officer and Treasurer of the Company. At the same time and conditioned upon subsequent shareholder approval of the Asset Sale, Mr. Matney and Mr. Head were granted options to purchase up to 250,000 shares and 10,000 shares, respectively, at an exercise price equal to $14.00, the last sale price on July 1, 1994. Of the options granted to Mr. Matney, which vest over eight years at a rate of 31,250 shares per year and expire five years after the date of vesting, options for 214,290 shares were issued under the NQSO Plan and options for 35,710 shares were granted under the ISO Plan. Of the options granted to Mr. Head, which vested upon shareholder approval of the Asset Sale and expire on July 1, 1999, options for 2,858 shares were granted under the NQSO plan and options for 7,142 shares were granted under the ISO Plan. Based on a review of the factors set forth above and because of the substantial restructuring of the Company and officers' responsibilities, the Committee recommended no adjustments to Mr. Head's base salary in 1994 and did not recommend that any annual bonus be paid.

  Effective July 1, 1994, Mr. Matney's base salary was set as approximately a factor-weighted average of the compensation received by the chief executive officers at the five publicly traded transportation services companies in the Company's peer group (the "transportation services peer group"). The companies in the transportation services peer group were selected for comparison based on their reputations for providing superior service to their customers and financial performance measured by their growth rates and cumulative total shareholder return (as defined below). The factors used by the Committee as a reference point for development of Mr. Matney's compensation were calculated as follows: (a) the average compensation paid by the peer group to each of their chief executive officers as a percentage of revenues (.11%) was multiplied by projected 1994 revenues of the Company to obtain an indicated compensation level on the basis of revenues, (b) the average compensation paid by the peer group to each of their chief executive officers as a percentage of assets (.24%) was multiplied by the projected post-Distribution assets of the Company to obtain an indicated compensation level on the basis of assets, and (c) the average compensation paid by the peer group to each of their chief executive officers as a percentage of aggregate market value (.22%) was multiplied by the projected post-Distribution market value of the Company to obtain an indicated compensation level on the basis of the market value. These three factor-based indicators of appropriate compensation levels were added together and the total amount was divided by three.

  Commencing in 1995, Mr. Matney will be paid two annual cash bonuses, neither of which will exceed half of his base salary. For 1994, the first bonus (which is reported in the Summary Compensation Table) will be an amount equal to his base salary multiplied by that percentage (49%) of his base salary by which consolidated income from continuing operations before income tax for 1994 exceeded $4,199,325 (the fiscal 1993 amount). The base for this calculation will be increased 25% each year thereafter. For any fiscal year during which a 25% increase in consolidated income from continuing operations before income tax is not attained, this bonus will not be paid. The second bonus will be an amount equal to his base salary multiplied by the percentage increase (if any) in the Company's stock price per share in excess of the increase in the stock price per share of the transportation services peer group measured from July to June.

 H. B. Oppenheimer            Douglass Wm. List         J. Michael Head

                                PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return on the common stock with (i) the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (ii) the cumulative total return of the CRSP Total Return Index for Nasdaq Trucking & Transportation Stocks for the five year measurement period. For purposes of this graph, "cumulative shareholder return" is measured by dividing (1) the sum of (x) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (y) the difference between the price of the Company's common stock at the end and beginning of the measurement period, by (2) the price of the common stock at the beginning of the measurement period. The measurement period used begins on January 1, 1990 and ends on December 31, 1994.

     FIVE YEAR TOTAL RETURN COMPARISON

     Mark VII, Inc. vs. Industry vs. Nasdaq
                                                                         Nasdaq          Nasdaq
                                                                      Trucking &         Stock
                                                                     Transportation     Market
    Measurement Period                            Mark VII, Inc.        Stocks      (U.S. Companies)
    Measurement Point - 01/01/90                    $100.0              $100.0          $ 100.0
    Fiscal Year Ended - 12/29/90                      68.2                77.7             85.1
    Fiscal Year Ended - 12/28/91                     125.0               112.9            136.6
    Fiscal Year Ended - 01/02/93                     136.4               138.2            158.9
    Fiscal Year Ended - 01/01/94                     213.6               167.8            181.3
    Fiscal Year Ended - 12/31/94                     204.5               152.2            177.3

  The Company will provide to shareholders, without charge, a list of the component companies in the CRSP Total Return Index for NASDAQ Trucking and Transportation Stocks. Requests for the list should be addressed to Mark VII, Inc., 10100 N.W. Executive Hills Boulevard, Suite 200, Kansas City, Missouri 64153, Attention: J. Michael Head.

                   PROPOSAL NO. 2 - A PROPOSAL TO APPROVE THE
                        1995 OMNIBUS STOCK INCENTIVE PLAN

  The Company is proposing for shareholder approval the 1995 Plan. The full text of the 1995 Plan is set forth in this Proxy Statement as Annex A.
Reference should be made to Annex A for a complete statement of the provisions of the 1995 Plan summarized on the following pages. The 1995 Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of the Company to acquire or increase their ownership of the common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future. Towards these objectives, the 1995 Plan provides for the granting of stock options, restricted stock awards, performance share awards and other incentive awards.

  The Company previously adopted the NQSO Plan and the ISO Plan. The proposed 1995 Plan provides for the granting of awards which are similar to the types of awards presently granted under the NQSO Plan and the ISO Plan. In addition, the 1995 Plan contains certain features and provides for several types of awards not currently found in the prior plans. If the 1995 Plan is approved, no further awards will be made under the NQSO Plan or the ISO Plan, which as of April 10, 1995 have an aggregate of approximately 327,000 shares of the Company's common stock available for additional awards thereunder.

ADMINISTRATION

  The 1995 Plan provides for administration by the Stock Option Committee of the Board, or another committee designated by the Board, consisting of two or more
disinterested directors (the "Plan Committee").   Members of the Plan Committee
may participate in the 1995 Plan, but only to the extent set forth below in the sections titled "Non-Employee Director Options" and "Non-Employee Director Stock Awards." Among the powers granted to the Plan Committee are the powers to interpret the 1995 Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the timing, form, amount and other terms and conditions pertaining to any award.

ELIGIBILITY FOR PARTICIPATION

  Awards may be granted under the 1995 Plan only to employees of the Company or a subsidiary who have executive, managerial, supervisory or professional responsibilities. Officers shall be employees for this purpose, whether or not they are also directors. Awards may also be granted to directors who are not employees of the Company or its subsidiaries, but only to the extent set forth below in the sections titled "Non-Employee Director Options" and "Non-Employee Director Stock Awards." The approximate number of employees who are eligible to participate in the 1995 Plan is 75.

TYPE OF AWARDS

  The Plan provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) performance shares, (iii) restricted common stock, (iv) common stock, and (v) any other incentive award of, or based on, the Company's common stock which is established by the Plan Committee and which is consistent with the 1995 Plan's purpose. The awards may be granted singly, in combination or in tandem as determined by the Plan Committee.

AMENDMENT OF 1995 PLAN

  The Company, through the Board, may suspend or terminate the 1995 Plan. In addition, the Board may, from time to time, amend the 1995 Plan in any manner, but may not, without shareholder approval, adopt any amendment which would materially increase the aggregate number of shares of common stock which may be issued under the 1995 Plan (except for certain antidilution provisions specified in Article X of the 1995 Plan), materially increase the benefits accruing to Insider Participants (as defined in the 1995 Plan) or materially modify the 1995 Plan's eligibility requirements. Notwithstanding the foregoing, certain amendments to the provisions of the 1995 Plan governing non-employee director awards may not be amended more than once every six months (even with shareholder approval), other than to conform with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

OTHER COMPONENTS OF THE 1995 PLAN

  The 1995 Plan authorizes the Plan Committee to grant awards during the period beginning on the date the 1995 Plan is approved by the shareholders until expiration of the 1995 Plan ten years after such date. An aggregate of 600,000 shares of common stock would be reserved for use in connection with awards under the 1995 Plan. Any shares of common stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of common stock, are settled in cash in lieu of common stock, or are exchanged in the Plan Committee's discretion for awards not involving shares of common stock, will again be available for use in connection with awards under the 1995 Plan.

STOCK OPTIONS

  Under the 1995 Plan, the Plan Committee may grant awards in the form of options to purchase shares of the Company's common stock (an "Option"). The Committee will, with regard to each Option, determine the number of shares subject to the Option, the manner and time of the Option's exercise, and the exercise price per share of stock subject to the Option. The exercise price of an Option may, at the discretion of the Plan Committee, be paid by a participant in cash, shares of the Company's common stock, a combination thereof, or such other consideration as the Plan Committee may deem appropriate. The Plan Committee may grant non-qualified options or incentive stock options which satisfy the applicable requirements of Section 422 of the Code.

NON-EMPLOYEE DIRECTOR OPTIONS

  The 1995 Plan automatically grants an option to purchase 2,000 shares of common stock on each anniversary of the date of approval of the 1995 Plan by the shareholders of the Company (the "Effective Date") to each person who is a non-employee director on the Effective Date if he continues to serve in such capacity on each such anniversary. An individual who becomes a non-employee director subsequent to the Effective Date will be granted an option to purchase 2,000 shares of common stock on the date he or she becomes a non-employee director and, thereafter, on each anniversary of the Effective Date occurring in a calendar year subsequent to the year in which he or she becomes a non-employee director if he or she continues to serve in such capacity on each such anniversary. Each Director Option (as defined in the 1995 Plan) is exercisable immediately with respect to the shares to which it relates. The exercise price per share shall be equal to the fair market value as defined in the 1995 Plan, which is the last sale price per share on the Nasdaq Stock Market of one share of common stock on the date the Director Option is granted. The period within which each option may be exercised shall expire three years from the date the option is granted, unless it expires sooner due to the death of the optionee, or is fully exercised prior to the end of such three year period. Payment of the option price may be paid in full in cash or by check, bank draft or money order payable to the order of the Company concurrently with the exercise of the option. Director Options shall be forfeited if the directorship of an optionee is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries.

PERFORMANCE SHARES

  The 1995 Plan also allows for the granting of performance shares. Under the 1995 Plan, "Performance Share Award" means units which are expressed in terms of common stock of the Company. Such awards will be contingent upon the attainment over a period to be determined by the Plan Committee of certain performance objectives. The performance objectives to be achieved during a performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Plan Committee.

RESTRICTED STOCK AWARDS

  The 1995 Plan authorizes the Plan Committee to grant awards in the form of restricted shares of the Company's common stock ("Restricted Stock Awards"). Such awards will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Plan Committee deems appropriate including, but not limited to, restrictions on transferability and continued employment.

OTHER INCENTIVE AWARDS

  Under the 1995 Plan, the Plan Committee also has the discretion to grant other types of awards under which the Company's common stock is or may in the future be acquired by a participant. Such awards may include grants of debt securities convertible into or exchangeable for shares of the Company's common stock upon the attainment of performance goals or such other conditions as the Plan Committee shall determine.

NON-EMPLOYEE DIRECTOR STOCK AWARDS

  An award of 75 shares of the Company's common stock shall be automatically awarded (i) on the last day of the calendar quarter in which the Effective Date occurs to each person who is a non-employee director on such date and (ii) on the last day of each subsequent calendar quarter during which such individual has continued to serve as a non-employee director ("Director Stock Awards"). An individual who becomes a non-employee director subsequent to the Effective Date shall be awarded 75 shares of common stock on the last day of each calendar quarter during which such individual serves as a non-employee director.

OTHER TERMS OF AWARDS

  Options will be exercisable for, and Restricted Stock Awards will be made in, common stock of the Company. Performance Share Awards may be paid in cash, common stock or a combination of cash and common stock, as the Plan Committee shall determine. If an award is granted in the form of a Restricted Stock Award, Option or Performance Share Award, the Plan Committee may include as part of such award an entitlement to receive dividends or dividend equivalents.

  The 1995 Plan provides for the forfeiture of awards under certain circumstances as determined by the Plan Committee. The 1995 Plan authorizes the Plan Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a participant under the 1995 Plan in the event of his death, disability, retirement or termination for an approved reason.

  Upon granting of any award, the Plan Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations governing the granting of such award as are not inconsistent with the 1995 Plan. In addition, the Plan Committee may modify the terms and conditions of awards under certain circumstances.

CHANGE OF CONTROL EVENT

  Upon the occurrence of a Change of Control Event (as defined in the 1995
Plan), a participant may be entitled to the following treatment: (i) all of the participant's outstanding awards would become immediately vested, fully earned, exercisable, and/or in the case of Options, converted into stock appreciation rights, as appropriate, and (ii) the Company would make full payment to each such participant with respect to any Performance Share Award, stock appreciation right or other incentive award, deliver certificates to such participant with respect to each Restricted Stock Award and permit the exercise of Options, respectively, granted to such participant.

FEDERAL TAX TREATMENT

  Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the 1995 Plan.

  A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. Conversely, if the participant disposes of shares of common stock acquired pursuant to an incentive stock option before the later of two years after the date of grant of such option and one year after the transfer of such shares to him, any gain or loss realized will be treated as ordinary income and the Company will be entitled to a deduction for federal income tax purposes.

  A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares acquired pursuant to such option and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for federal income tax purposes in the same amount.

  A participant who has been granted a Performance Share Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at such time. A participant will realize ordinary income at the time the award is paid and the Company will have a corresponding deduction.

  A participant who has been granted a Restricted Stock Award generally will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will realize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. Although a recipient of a Restricted Stock Award is not normally taxed at the time of grant, such recipient may elect under
Section 83(b) of the Code to pay income tax at that time. In such a case, the recipient will recognize taxable income in an amount equal to the excess of the fair market value of the shares at the time of grant over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction at such time.

  The award of an outright grant of non-restricted common stock to a participant will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the common stock distributed to him. The Company will receive a corresponding deduction for the same amount.

OTHER INFORMATION

  The last sale price of the Company's common stock reported by the Nasdaq Stock Market on April 10, 1995 was $17 1/2 per share.

NEW PLAN BENEFITS
                                                                1995 Omnibus Stock Incentive Plan
                                                           ------------------------------------------
      Name and Position                                    Value(1)                   Number of Units
- - ----------------------------                               --------                   ---------------
Non-Executive Director Group                                 --                           900 (2)
                                                             --                         6,000 (3)

(1)The dollar value of Director Stock Awards and Director Options is not determinable. The value of Director Stock Awards will be the fair market value of such stock on the date of the award. See "Non-Employee Director Stock Awards." The exercise price per share of Director Options will be the fair market value of one share of common stock on the date of grant. See "Non-Employee Director Options."

(2)Based on annual Director Stock Awards of 75 shares per quarter to each of the three non-employee directors.

(3)Based on annual grants of Director Options to purchase 2,000 shares to each of the three non-employee directors.

  The benefits and amounts that will be received by employees of the Company who will be eligible to participant in the 1995 Plan, if the 1995 Plan is approved by the shareholders, are not presently determinable.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Transactions with affiliates of the Company have been and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the Board has adopted a formal policy of not entering into transactions with officers or affiliates of the Company unless the Board makes a specific finding that not to enter into such transaction would be contrary to the best interests of the Company and its public shareholders. Any such transactions, including loans, with officers or affiliates and/or shareholders of the Company require the approval of a majority of the disinterested independent directors.

  For financial consulting services provided to the Company in connection with the Asset Sale and the Distribution and the related refinancing of the Company's lines of credit and equipment leases and loans, HBOC, an investment banking firm controlled by one of the Company's former outside directors, H. B. Oppenheimer, received $712,392 in 1994 and $281,806 in 1995.

  In connection with the Asset Sale, Howard C. Petersen, Executive Vice President of Trucking Services of the Company from May 1993 to September 1994, President of Carriers from December 1993 to December 2, 1994 and currently in charge of certain dedicated trucking operations, received $750,000 as a settlement of claims asserted by Mr. Petersen in connection with his employment and termination of employment with Carriers. In addition, Mr. Petersen's wife and son, who also held management positions with Carriers, received aggregate severance payments of $204,000.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  For the Company's 1994 fiscal year, Arthur Andersen LLP audited the consolidated financial statements of the Company, including reports to the SEC and others. It is anticipated that representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement and will be available to respond to questions by shareholders.

  Management and the Audit Committee of the Board of Directors will make their recommendation with respect to the method of selection and/or retention of an independent public accounting firm for the year 1995 at a meeting of the Board of Directors subsequent to the Annual Meeting of Shareholders.

                              SHAREHOLDER PROPOSALS

  In the event any shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 1996, such proposal must be received by the Company, in writing, on or before December 23, 1995, to be considered for inclusion in the Company's next voting Proxy and Proxy Statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ James T. Graves
                                        James T. Graves
                                        Secretary

April 21, 1995








                                                           ANNEX A



















                         MARK VII, INC.
               1995 OMNIBUS STOCK INCENTIVE PLAN























                       TABLE OF CONTENTS


ARTICLE I - PURPOSE                                                1

           1.1  Purpose                                            1
           1.2  Establishment                                      1

ARTICLE II - DEFINITIONS                                           1

           2.1  Award                                              1
           2.2  Award Notice                                       2
           2.3  Board                                              2
           2.4  Change of Control Event                            2
           2.5  Code                                               3
           2.6  Committee                                          3
           2.7  Common Stock                                       3
           2.8  Corporation                                        3
           2.9  Date of Grant                                      3
           2.10 Director Options                                   3
           2.11 Director Stock Awards                              3
           2.12 Eligible Employee                                  3
           2.13 Exchange Act                                       3
           2.14 Fair Market Value                                  4
           2.15 Incentive Stock Option                             4
           2.16 Option                                             4
           2.17 Other Incentive Award                              4
           2.18 Participant                                        4
           2.19 Performance Share Award                            4
           2.20 Plan                                               4
           2.21 Restricted Stock Award                             4
           2.22 Subsidiary                                         4

ARTICLE III - ADMINISTRATION                                       5

           3.1  Administration by Committee                        5
           3.2  Committee to Make Rules and Interpret Plan         6
           3.3  Committee Members Ineligible                       6

ARTICLE IV - GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN           6

           4.1  Committee to Grant Awards                          6
           4.2  Six-Month Holding Period                           7

ARTICLE V - ELIGIBILITY                                            7

ARTICLE VI - STOCK OPTIONS                                         8

           6.1  Grant of Options                                   8
           6.2  Conditions of Options                              8
           6.3  Options to Non-Employee Directors                 10

ARTICLE VII - PERFORMANCE SHARE AWARDS                            12

           7.1  Grant of Performance Shares                       12
           7.2  Conditions of Performance Share Awards            12

ARTICLE VIII - RESTRICTED STOCK AWARDS                            13

           8.1  Grant of Restricted Stock Awards                  13
           8.2  Conditions of Restricted Stock Awards             14

ARTICLE IX - OTHER INCENTIVE AWARDS                               15

           9.1  Grant of Other Incentive Awards                   15
           9.2  Conditions of Other Incentive Awards              15
           9.3  Stock Awards to Non-Employee Directors            15

ARTICLE X - STOCK ADJUSTMENTS                                     16

ARTICLE XI - GENERAL                                              17

          11.1  Amendment or Termination of Plan                  17
          11.2  Dividends and Dividend Equivalents                17
          11.3  Termination of Employment                         18
          11.4  Nonassignability                                  18
          11.5  Withholding Taxes                                 19
          11.6  Forfeiture                                        19
          11.7  Change of Control                                 19
          11.8  Amendments to Awards                              19
          11.9  Regulatory Approval and Listings                  20
          11.10 Right to Continued Employment                     20
          11.11 Beneficiaries                                     20
          11.12 Indemnification                                   21
          11.13 Reliance on Reports                               21
          11.14 Relationship to Other Benefits                    21
          11.15 Compliance with the Exchange Act                  21
          11.16 Expenses                                          22
          11.17 Construction                                      22
          11.18 Governing Law                                     22

                         MARK VII, INC.
               1995 OMNIBUS STOCK INCENTIVE PLAN


                           ARTICLE I

                            PURPOSE

     1.1 Purpose. The Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of the Corporation to acquire or increase their ownership of Common Stock on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. So that the appropriate incentive can be provided, the Plan provides for granting Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to key employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

     1.2 Establishment. The Plan is effective as of the date it is approved by the shareholders of the Corporation (the "Effective Date"), and subject to the provisions of Section 11.1, Awards (as defined in Section 2.1) may be granted hereunder for a period of ten years after such date.

     The Plan shall continue in effect until all matters relating to the payment of awards and administration of the Plan have been settled.


                           ARTICLE II

                          DEFINITIONS

     2.1 "Award" means, individually, collectively or in tandem, any Option, Restricted Stock Award, Performance Share Award, or Other Incentive Award granted under the Plan by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

     2.2 "Award Notice" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     2.3   "Board" means the Board of Directors of the Corporation.

     2.4   "Change of Control Event" means each of the following:

           (a) any person or entity is or becomes the beneficial owner (as defined in the Exchange Act), directly or indirectly, of securities of the Corporation (excluding securities acquired directly from the Corporation or its affiliates) representing 25% or more of the combined voting power of the Corporation's then outstanding securities (other than any beneficial owner of such percentage or more of such voting power existing as of the Effective Date); or

           (b) during any period of two consecutive years (not including any period prior to the Effective Date of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person or entity who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

           (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person or entity acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

           (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     2.6 "Committee" means the Stock Option Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under
Article III hereof. The Committee shall consist of not less than two members, each of whom is, and within the 12 months preceding his or her appointment to the Committee has been, a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     2.7 "Common Stock" means the common stock, par value $.10 per share, of the Corporation, and after substitution, such other stock as shall be substituted therefor as provided in Article X.

     2.8   "Corporation" means Mark VII, Inc.

     2.9 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     2.10  "Director Options" means non-qualified Options awarded under Section
6.3 of the Plan.

     2.11 "Director Stock Awards" means an Award granted under Section 9.3 of the Plan.

     2.12 "Eligible Employee" means any employee of the Corporation or a Subsidiary who satisfies all of the requirements of Article V.

     2.13  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.14 "Fair Market Value" means (A) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (B) during such time as the Common Stock is listed upon an established stock exchange or exchanges or the NASDAQ/National Market System, the highest closing price of the Common Stock on such stock exchange or exchanges or the last sale price on the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock.

     2.15  "Incentive Stock Option" means an Option within the meaning of
Section 422 of the Code.

     2.16 "Option" means an Award granted under Article VI of the Plan and includes both non-qualified Options and Incentive Stock Options to purchase Stock.

     2.17 "Other Incentive Award" means an Award granted under Article IX of the Plan.

     2.18 "Participant" means an Eligible Employee of the Corporation or a Subsidiary to whom an Award has been granted by the Committee under this Plan.

     2.19 "Performance Share Award" means an Award granted under Article VII of the Plan.

     2.20  "Plan" means the Mark VII, Inc. 1995 Omnibus Stock Incentive Plan.

     2.21 "Restricted Stock Award" means an Award granted under Article VIII of the Plan.

     2.22 "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.


                          ARTICLE III

                         ADMINISTRATION

     3.1 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the bylaws of the Corporation or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee; vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall designate one of its members as Chairman. It shall
hold its meetings at such times and places as it may determine.    A majority of
its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members at the time in office. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may establish and amend such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

           (a) Select the Eligible Employees to participate in the Plan.

           (b) Determine the time or times when Awards will be made.

           (c) Determine the form of an Award, whether a Stock Option, a Restricted Stock Award, a Performance Share Award, or Other Incentive Award established by the Committee in accordance with Article IX below, the number of shares of Common Stock subject to the Award or with reference to which the Award is determined, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

           (d) Determine whether Awards will be granted singly, in combination or in tandem.

           (e) Grant waivers of Plan terms, conditions, restrictions and limitations.

           (f) Accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Corporation.

           (g) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Corporation or a Subsidiary.

     3.2 Committee to Make Rules and Interpret Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

     3.3 Committee Members Ineligible. No Committee member shall be eligible to participate in the Plan except to the extent set forth in Sections 6.3 and 9.3.


                           ARTICLE IV

                    GRANT OF AWARDS; SHARES
                      SUBJECT TO THE PLAN

     4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided, however, that:

           (a) Subject to Article X, an aggregate of 600,000 shares of Common Stock are hereby reserved for use in connection with Awards under the Plan.

           (b) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares of Common Stock, are settled in cash in lieu of Common Stock, or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan, so long as the holder of any such Award received no benefits of Common Stock ownership (including but not limited to dividends) from the shares of Common Stock related to such Award.

           (c) Any shares of Common Stock issued by the Corporation through the assumption or substitution of outstanding grants from an acquired company shall reduce the shares available for grants under the Plan.

           (d) Common Stock delivered by the Corporation in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Corporation or may be purchased on the open market or by private purchase.

           (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

     4.2 Six-Month Holding Period. With respect to Awards granted hereunder to any person who is, or within the preceding six months was, subject to the provisions of Section 16 of the Exchange Act (an "Insider Participant"), each such Award which is an equity security must be held and not transferred by such Insider Participant for a period of six months from the Date of Grant. Nothing in this Section 4.2 shall be deemed to prohibit the exercise of Options within the six month period following the Date of Grant, but the shares of Common Stock received by an Insider Participant pursuant to the exercise of an Option must be held and not transferred for a period of six months from the Date of Grant of the Option so exercised.


                           ARTICLE V

                          ELIGIBILITY

     Awards may be granted under the Plan only to employees of the Corporation or a Subsidiary who have executive, managerial, supervisory or professional responsibilities. Officers shall be employees for this purpose, whether or not they are also directors. Awards may also be granted to directors who are not employees of the Corporation or its Subsidiaries ("Non-Employee Directors"), but only to the extent set forth in Sections 6.3 and 9.3 hereof. Awards may be granted to Eligible Employees whether or not they have received prior Awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Corporation.

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.


                           ARTICLE VI

                         STOCK OPTIONS

     6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or non-qualified Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of
Section 6.2.

     6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

           (a) Exercise price. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant, which price shall not, in the case of non-qualified Options, be less than 85% of the Fair Market Value of the Common Stock on the Date of Grant.

           (b) Form of payment.  The exercise price of an Option may be paid:
(i) in cash or by check, bank draft or money order payable to the order of the Corporation; (ii) in shares of Common Stock; (iii) a combination of the foregoing; or (iv) such other consideration as the Committee may deem appropriate. In addition to the foregoing, subject to the discretion of the Committee, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Corporation a fully- and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise ("Cashless Exercise"); provided, however, that an Insider Participant may not elect to utilize a Cashless Exercise within six months of the date the Option is granted (unless death or disability occurs prior to the expiration of such six-month period), and any such election must be made during any period beginning on the third business day following the date of release of a summary statement of the Corporation's quarterly or annual sales and earnings and ending on the twelfth business day following such date (the "Window Period"). The Committee shall establish appropriate methods for accepting Common Stock, and may impose such conditions as it deems appropriate on the use of such Common Stock in payment of the exercise price. Common Stock used to exercise an Option shall be valued at its then Fair Market Value.

           (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in installments, and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Notice. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

           (d) Other terms and conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to: (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Corporation or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; and (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time.

           (e) Special restrictions relating to Incentive Stock Options.
Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of
Section 422 of the Code (or any successor section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated, or cancelled, expire no later than ten years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other Plan of the Corporation or any Subsidiary) not exceed $100,000.

           (f) Application of funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     6.3 Options to Non-Employee Directors. Notwithstanding any other provision herein, no Options shall be granted hereunder to Non-Employee Directors other than the Director Options granted pursuant to this Section 6.3. An option to purchase 2,000 shares of Common Stock shall be automatically granted on each anniversary of the Effective Date to each person who is a Non-Employee Director on the Effective Date if he or she continues to serve in such capacity on each such anniversary. An individual who becomes a Non-Employee Director subsequent to the Effective Date shall be granted an option to purchase 2,000 shares of Common Stock (i) on the date he or she becomes a Non-Employee Director, and (ii) on each anniversary of the Effective Date occurring in a calendar year subsequent to the year in which he or she becomes a Non-Employee Director if he or she continues to serve in such capacity on each such anniversary.

     Each Director Option shall be evidenced by an Award Notice executed by the Corporation and the Non-Employee Director, and shall include the following terms and provisions:

           (a) Each Director Option to purchase shares of Common Stock shall be exercisable immediately (subject to Section 4.2) when the Director Option is granted. The Option exercise price per share shall be equal to the Fair Market Value of one share of Common Stock on the date the Director Option is granted. The period within which each Option may be exercised shall expire three years from the date the option is granted (the "Option Period"), unless it expires sooner due to the death or termination of the directorship of the optionee, or if fully exercised prior to the end of such three year period. No Director Options shall be granted hereunder after the ten-year anniversary of the Effective Date.

           (b) If the directorship of an optionee is terminated within the Option Period for any reason other than (i) the death of the optionee or (ii) on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, the Director Option may be exercised, to the extent the optionee was able to do so at the date of termination of the directorship, within the Option Period.

           (c) If an optionee dies during the Option Period while a director of the Corporation, or if an optionee dies within three months of serving as a Non-Employee Director, the Director Option may be exercised, to the extent the optionee was entitled to exercise such Option at the date of his or her death, within one year after such death (if otherwise within the Option Period), by the executor or the administrator of the estate of the optionee, or by the person or persons who shall have acquired the Director Option directly from the optionee by a bequest or an inheritance.

           (d) If the directorship of the optionee is terminated within the Option Period for any of the reasons enumerated in Section 6.3(b)(ii), such Director Options shall automatically terminate as of the date of termination of such directorship.

           (e) Payment of the option price shall be made in full in cash or by check, bank draft or money order payable to the order of the Corporation concurrently with the exercise of the option.

           (f) Such Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.


                          ARTICLE VII

                    PERFORMANCE SHARE AWARDS

     7.1 Grant of Performance Shares. Grants of Performance Share Awards may be made by the Committee to any Eligible Employee during the term of the Plan. Each Performance Share Award shall represent one share of Common Stock. Each Performance Share Award shall be evidenced by an Award Notice. There may be more than one award in existence at any one time for any Participant and performance periods for separate Performance Share Awards may differ.

     The Performance Shares will be paid out in full or in part on the basis of performance of the Corporation following the beginning of the Corporation's fiscal year in which the Performance Share Award is made as hereinafter set forth. In determining the size of Performance Share Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, and cash compensation level, as well as such other considerations as it deems appropriate. If any Performance Share Award shall be forfeited, cancelled, or not paid out in full, such Performance Share Award may again be awarded under the Plan in accordance with Article VII.

     7.2 Conditions of Performance Share Awards. A Performance Share Award shall be subject to the following terms and conditions:

           (a) Performance Share Account. Performance Share Awards shall be credited to a Performance Share account to be maintained for each holder. Each Performance Share Award shall be deemed to be the equivalent of one share of Common Stock of the Corporation. A Performance Share Award under the Plan shall not entitle the holder to any interest in the Common Stock or to any dividend, voting or other rights of a shareholder. The value of the Performance Shares in a holder's Performance Share account at the time of Award or the time of payment shall be the Fair Market Value at any such time of an equivalent number of shares of the Common Stock.

           (b) Performance Period and Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period for each Performance Share Award, the performance objectives to be achieved during the Performance Share Award period and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its discretion. The Committee may revise performance objectives at such times as it deems appropriate during the Performance Share Award period in order to take into account or into consideration any unforeseen events or changes in circumstances; provided, however, that any such revision which is adverse to the holder of a Performance Share Award shall require the holder's consent.

           (c) Payment of Award. Following the end of the Performance Share Award period, the holder of a Performance Share Award shall be entitled to receive payment of an amount based on the achievement of the performance measures for such Performance Share Award period. In the event that a recipient of a Performance Share Award is an Insider Participant, no Performance Share Award shall be payable within the first six months from the Date of Grant of such Performance Share Award. The payment to which a holder of a Performance Share Award shall be entitled at the end of a Performance Share Award period shall be a dollar amount equal to the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned and payable to such holder.

           The Committee may authorize payment of a Performance Share Award in any combination of cash and Common Stock or all in cash or all in Common Stock, as it deems appropriate, provided, however, that in the event a payee is an Insider Participant, no cash payment may be made to such person except during any period beginning on the third business day following the date of release of a summary statement of the Corporation's quarterly or annual sales and earnings and ending on the twelfth business day following such date. Such shares may include any restrictions on transfer and forfeiture provisions as the Committee, from time to time, deems appropriate.

           (d) Additional terms and conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Performance Share Award, provided they are not inconsistent with the Plan.


                          ARTICLE VIII

                    RESTRICTED STOCK AWARDS

     8.1 Grant of Restricted Stock Awards. The Committee may grant a Restricted Stock Award to any Eligible Employee. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, and by an Award Notice setting forth the terms of such Restricted Stock Award.

     8.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

           (a) Restriction period. Vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Corporation or a Subsidiary for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award.

           (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock during the applicable Restriction Period. The Committee shall impose such other restrictions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

           (c) Rights as shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to said shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.


                           ARTICLE IX

                     OTHER INCENTIVE AWARDS

     9.1 Grant of Other Incentive Awards. The Committee may, in its discretion, grant other types of awards of, or based on, Common Stock. Other Incentive Awards are limited to awards under which Common Stock is or may in the future be acquired. Such awards may include grants of debt securities convertible into or exchangeable for shares of Common Stock upon such conditions, including attainment of performance goals, as the Committee shall determine.

     9.2 Conditions of Other Incentive Awards. Each grant of an Other Incentive Award shall be evidenced by an Award Notice executed by the Corporation and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve. Other Incentive Awards may not be sold, assigned, transferred, pledged, or encumbered except as may be provided in the Award Notice, and in no event may be transferred other than by will or the laws of descent and distribution or be exercised, during the life of the Participant, other than by the Participant or the Participant's guardian or legal representative. The recipient of an Other Incentive Award will have the rights of a shareholder only to the extent, if any, specified in the Award Notice governing such Other Incentive Award.

     9.3 Stock Awards to Non-Employee Directors. An award of 75 shares of Common Stock shall be automatically awarded (i) on the last day of the calendar quarter in which the Effective Date occurs to each person who is a Non-Employee Director on such date, and (ii) on the last day of each subsequent calendar quarter during which such individual has continued to serve as a Non-Employee Director. An individual who becomes a Non-Employee Director subsequent to the Effective Date shall be automatically awarded 75 shares of Common Stock on the last day of each calendar quarter during which such individual serves as a Non-Employee Director.

     Each Director Stock Award shall be evidenced by an Award Notice executed by the Corporation and the Non-Employee Director, and no Director Stock Award shall be granted hereunder after the ten-year anniversary of the Effective Date.


                           ARTICLE X

                       STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Corporation shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in
Article IV hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Performance Share Awards, Options, Restricted Stock Awards or Other Incentive Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.


                           ARTICLE XI

                            GENERAL

     11.1 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would:

           (a) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X);

           (b) materially increase the benefits accruing to Insider Participants under the Plan; or

           (c) materially modify the requirements as to eligibility for participation in the Plan;

provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Corporation, such approval is required by Section 16(b) or any other section of the Exchange Act, or any other Federal or state law or any regulations or rules promulgated thereunder. Notwithstanding the above, the number of Director Options and Director Stock Awards to be awarded to Non-Employee Directors pursuant to Sections 6.3 and 9.3, respectively, the number of shares of Common Stock to be covered by each Director Option and Director Stock Award, the exercise price per share under each Director Option, when and under what circumstances each Director Option and Director Stock Award will be granted and the period within which each Director Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder.

     11.2 Dividends and Dividend Equivalents. If an Award is granted in the form of a Performance Share Award, Restricted Stock Award or an Option, the Committee may choose, at the time of the grant of such Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with a Performance Share Award, be credited as additional Performance Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Performance Share Award.

     11.3 Termination of Employment. If a Participant's employment with the Corporation or a Subsidiary terminates for a reason other than death, disability, retirement or any approved reason, all unexercised, unearned and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing, shall be cancelled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his or her death, disability, retirement, or termination for an approved reason. Such rules and regulations may include, without limitation, the method, if any, for prorating a Performance Share Award, accelerating the vesting of any Options or Restricted Stock Award, or providing for the exercise of any unexercised Options in the event of a Participant's death, disability, retirement or termination for an approved reason.

     11.4 Nonassignability. No Options, Performance Share Awards or other derivative securities (as defined in the rules and regulations promulgated under Section 16 of the Exchange Act) awarded under the Plan to any person who is an Insider Participant, shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules and regulations thereunder. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option, Performance Share Award or other derivative security, contrary to the provisions hereof, shall be void and ineffective and shall give no right to any purported transferee.

     11.5 Withholding Taxes. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation, shares of Common Stock, having a Fair Market Value, on the date of payment, equal to the amount of such required withholding taxes; provided, however, that in the event the Participant is an Insider Participant, such an election may not be made within six months of the date the Award is granted (unless death or disability of the Participant occurs prior to the expiration of such six-month period), and must be made either six months prior to the date of payment or during the window period.

     11.6 Forfeiture. If the employment of a Participant is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any of its Subsidiaries, any Award granted hereunder, whether and regardless of the extent to which such Award is vested, earned or exercisable, shall automatically terminate as of the date of termination of such employment.

     11.7 Change of Control. Awards granted under the Plan to any Participant may, in the discretion of the Committee, provide that (a) such Awards shall be immediately vested, fully earned, exercisable, and/or, in the case of Options, converted into stock appreciation rights, as appropriate, upon a Change of Control Event, and (b) the Corporation shall make full payment to each such Participant with respect to any Performance Share Award, stock appreciation right or Other Incentive Award, deliver certificates to such Participant with respect to each Restricted Stock Award, and permit the exercise of Options, respectively, granted hereunder to such Participant.

     11.8 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Notice for any Award, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     11.9 Regulatory Approval and Listings. The Corporation shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following the Effective Date, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Restricted Stock Awards or any other Awards relating to shares of Common Stock prior to:

           (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

           (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed or the NASDAQ/National Market System, if listed thereon; and

           (c) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     11.10 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     11.11 Beneficiaries. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary (the "Beneficiary") who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall be effective as of a date prior to such receipt.

     If such Beneficiary designation is not in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his death shall be made to the Participant's estate. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability or any interest thereon, until the rights thereon are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the Corporation and the Committee therefor.

     11.12 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding against such person. He or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify or hold harmless any such person.

     11.13 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Corporation and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     11.14 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Corporation or any Subsidiary.

     11.15 Compliance with the Exchange Act.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned.

     11.16 Expenses. The expenses of administering the Plan shall be borne by the Corporation subject to such allocation to its Subsidiaries as it deems appropriate.

     11.17 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the articles and sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     11.18 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Missouri except as superseded by applicable Federal law.


                                 MARK VII, INC.                       PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 17, 1995
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints R. C. Matney and J. Michael Head, jointly and individually, as Proxies, each with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Mark VII, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 17, 1995 or any adjournments or postponements thereof.

     1.      ELECTION OF DIRECTORS

         / / FOR ALL NOMINEES LISTED BELOW               / / WITHHOLD AUTHORITY
             (except as marked to the contrary below)        to vote for all
                                                             nominees listed
                                                             below

      INSTRUCTIONS:  To withhold authority to vote for any individual nominee strike a line through the nominee's name.

                      R. C. MATNEY, J. MICHAEL HEAD, ROGER M. CROUCH,
                   DAVID H. WEDAMAN,  JAMES T. GRAVES, DOUGLASS WM. LIST,
                       WILLIAM E. GREENWOOD, DR. JAY U. STERLING

     2. APPROVAL OF THE ADOPTION OF THE MARK VII, INC. 1995 OMNIBUS STOCK INCENTIVE PLAN AND THE RESERVATION OF 600,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

       / / FOR              / / AGAINST         / / ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.












  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL NO. 2.

     Please date, sign and return this Proxy card by mail.  Postage prepaid.



                                 Date:                                , 1995
                                       -------------------------------



                                 Signature
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                                 Signature
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                              CERTIFICATE.  WHERE STOCK IS REGISTERED JOINTLY,
                              ALL OWNERS MUST SIGN. CORPORATE OWNERS SHOULD SIGN FULL CORPORATE NAME BY AN AUTHORIZED PERSON. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD INDICATE THEIR STATUS WHEN SIGNING.)